Exhibit 99.2

AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of December 17, 2007 by and among Textron Financial Canada Funding Corp., an unlimited liability corporation duly organized under the laws of the Province of Nova Scotia (the “Issuer”), Textron Financial Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the “Guarantor”), U.S. Bank National Association (successor trustee to SunTrust Bank), a national banking association (“Prior Trustee”) and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association (“Successor Trustee”).

RECITALS:

WHEREAS, the Issuer, the Guarantor and Prior Trustee entered into an Indenture dated as of November 20, 2001by and between the Issuer, the Guarantor and the Prior Trustee, as amended by a First Supplemental Indenture dated as of November 16, 2006 (as amended, the “Indenture”);

WHEREAS, the Issuer and Prior Trustee entered into a Calculation Agent Agreement dated as of November 16, 2006 (the “Calculation Agent Agreement”;

WHEREAS, the Securities (as such term is defined in the Indenture) were originally authorized and issued under the Indenture;

WHEREAS, the Issuer and the Guarantor desire to appoint Successor Trustee as Trustee, Paying Agent and Registrar to succeed Prior Trustee in such capacities under the Indenture and the Issuer desires to appoint Successor Trustee to succeed Prior Trustee as Calculation Agent under the Calculation Agent Agreement; and

WHEREAS, Successor Trustee is willing to accept such appointment as Successor Trustee, Paying Agent and Registrar under the Indenture and Calculation Agent under the Calculation Agent Agreement;

NOW, THEREFORE, the Issuer, the Guarantor, Prior Trustee and Successor Trustee, for and in consideration of the premises of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:

ARTICLE I

THE PRIOR TRUSTEE

SECTION 1.01 Prior Trustee hereby resigns as Trustee under the Indenture and Calculation Agent under the Calculation Agent Agreement.

SECTION 1.02 Prior Trustee hereby assigns, transfers, delivers and confirms to Successor Trustee all right, title and interest of Prior Trustee in and to the trusts of the Trustee under the Indenture and the Calculation Agent Agreement and all the rights, powers and trusts of the Trustee under the Indenture and Calculation Agent under the Calculation Agent Agreement. Prior Trustee shall execute and deliver such further instruments and shall do such other things as Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in Successor Trustee all the rights, powers and trust hereby assigned, transferred, delivered and confirmed to Successor Trustee as Trustee, Paying Agent and Registrar under the Indenture and as Calculation Agent under the Calculation Agent Agreement.

ARTICLE II

THE ISSUER

SECTION 2.01 The Issuer and the Guarantor hereby accepts the resignation of Prior Trustee as Trustee, Paying Agent and Registrar under the Indenture and Calculation Agent under the Calculation Agency Agreement.

SECTION 2.02 All conditions relating to the appointment of The Bank of New York Trust Company, N.A. as Successor Trustee, Paying Agent and Registrar under the Indenture and as Calculation Agent under the Calculation Agency Agreement have been met by the Issuer and the Guarantor, and (i) the Issuer and the Guarantor hereby appoints Successor Trustee as Trustee, Paying Agent and Registrar under the Indenture with like effect as if originally named as Trustee, Paying Agent and Registrar in the Indenture and (ii) the Issuer hereby appoints Successor Trustee as Calculation Agent under the Calculation Agency Agreement as if originally named as Calculation Agent in the Calculation Agency Agreement.

ARTICLE III

THE SUCCESSOR TRUSTEE

SECTION 3.01 Successor Trustee hereby represents and warrants to Prior Trustee and to the Issuer that Successor Trustee is not disqualified to act as Trustee under the Indenture.

SECTION 3.02 Successor Trustee hereby accepts its appointment as Successor Trustee, Paying Agent and Registrar under the Indenture and as Calculation Agent under the Calculation Agency Agreement and accepts the rights, powers, duties and obligations of Prior Trustee as Trustee, Paying Agent and Registrar under the Indenture and as Calculation Agent under the Calculation Agency Agreement, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee, Paying Agent and Registrar under the Indenture and as Calculation Agent under the Calculation Agency Agreement.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01 This Agreement and the resignation, appointment and acceptance effected hereby shall be effective as of the opening of business on December 17, 2007.

SECTION 4.02 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 4.03 This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 4.04. As of the date of this Agreement, the “Corporate Trust Office” for the Successor Trustee is 222 Berkeley Street; Boston, MA 02116 and the “New York Location” for the Successor Trust is One Wall Street, 3rd Floor, INCOMING WINDOW, New York, NY 10286.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Resignation, Appointment and Acceptance to be duly executed and acknowledged all as of the day and year first above written.

TEXTRON FINANCIAL CANADA FUNDING CORP., as Issuer

By:
Name:
Title:

TEXTRON FINANCIAL CORPORATION, as Guarantor

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as successor to SunTrust Bank, as Prior Trustee

By:
Name:
Title:

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Successor Trustee

By:
Name:
Title: